UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 3, 2015
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33894	98-0459178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On March 3, 2015, Midway Gold Corp. (the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing an update on the Company’s Pan Gold Mine Project (the “Pan Project” or “Pan”). In addition, on March 4, 2015, the Company uploaded an investor presentation (the “Investor Presentation”) to the Company’s website regarding an update on the Company’s projects. A copy of the Investor Presentation is attached to this current report on Form 8-K as Exhibit 99.1. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.2. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release and the Investor Presentation, respectively, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01. Other Events.

The Company provided an update on the Company’s Pan Project and reported the following:

Pan Development Milestones:

•	Construction of the Pan Project gold mine in Nevada is approximately 93% complete and first gold production is expected by the end of March.

•	On February 7, after six days of irrigation, initial breakthrough of fresh water that had been cycled through the pad was realized.

•	As of the end of February, 3.1 million tons of ore have been placed on the heap leach pad.

•	Two million tons of ore are currently being irrigated with solution flows to the leach pad at approximately 14% of capacity, as the system ramps up to the design of 5,000 gallons per minute.

Resolution of Previously Announced Delays:

•
The second production well (PW2) that had a mechanical malfunction on January 1, 2015 was abandoned and a replacement well is approximately 87% complete. Prior to initiating irrigation of the heap, both operating ponds were filled to capacity by pumping solely from the first production well (PW1) at a rate that was below the more productive PW2. While both ponds are now filled, the Company did experienced a delay of several days while the pump motor was replaced on PW1. Having begun irrigation, water is no longer likely to be a source of leaching delays as PW1 has more than adequate capacity to provide make-up water for leach operations as planned. In addition to replacing PW2, Midway will begin developing a permitted third well to support construction of a leach pad expansion scheduled for later this year.

•	Temporary local occupancy permits have been received for the ADR plant and are not expected to contribute to any further delays.

On-Going Construction:

•	ADR plant instrumentation and equipment installation, and commissioning of the refinery, represent a majority of the remaining plant construction activities.

•
The 69 kV power line to the Pan mine is 76% complete with line power expected in early May. In the meantime, mobile generators are providing power to the project. Spending for completion of the power line is expected to be within budget.

•	Ore control assays, currently outsourced to a commercial lab, are expected to be provided on–site with commissioning of the lab in April.

•	The total capital expenditure at project completion is estimated to be US$84 million and the estimate of project spending as of January 31, 2015 is approximately US$76 million.

Current Operations and Budgeting:

•
Contract mining, being performed by Ledcor CMI Inc., has ramped up and is currently exceeding planned production levels of 55,000 tons per day. In 2015 to date, tons mined, including tons placed on the pad, have exceeded budget.

•
Early sampling of ore grades have generally been below modeled grades with tonnage variances being both positive and negative. As is appropriate during start-up of a mine when observing initial variances averaging below expectations, the Company has engaged an independent engineering firm to review modeling, sampling, and assaying practices to gain an informed understanding of tonnage and grade variances to date. Sustained gold production from the heap will provide an additional data point from which to complete an assessment of initial model performance and will provide the first estimate of actual gold recoveries.

•
During 2015, near mine exploration expenditures at Pan are budgeted at US$2.5 million. Exploration drilling of the South Pan deposit will target expanding the northern and southern extensions of the existing resource along with targeting of the Wendy Deep zone. Step-out drilling in these areas will allow us to evaluate the potential to upgrade resources to reserves and exploration drilling will allow us to evaluate expanding the resources as these areas remain open at this time. While there is no assurance of exploration success, the objective of the exploration program is to determine if the mine life at Pan can be extended or production expanded.

•
The Company has drawn US$47.5 million of the US$53 million project finance facility held with Commonwealth Bank of Australia (“CBA” or the “Lender”). The Company is required to satisfy certain covenants, tests and obligations related to the facility, including schedule and other contingencies, in order to continue to draw amounts available under the facility and to remain in compliance with its terms. Based on current projections, a two week delay from an internal targeted mid-March pour will likely now result in a working capital shortfall of about US$5 million. In addition, Midway is working through the terms of a credit amendment with the Lender. As a contingency, these terms may require the Company to fund project working capital for a scenario under which first production is assumed to be May 1, 2015 and potentially defer project distributions which could increase corporate working capital needs from prior estimates. The Company’s performance in the coming weeks will impact the amount of these contingencies and Midway is evaluating alternatives to fund working capital needs.

•
Sustaining capital in 2015 includes US$8 million for construction of the second stage of the heap leach pad at Pan. This expansion, anticipated for completion by September 2015, is planned to more than double leach pad capacity. A total of 2.2 million square feet, capable of holding up to 12 million tons, will be added to the existing pad, which has a current capacity of approximately 8 million tons.

This Item 8.01 contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and estimates, including construction plans and progress on the Pan Project, estimated production dates, percentage completion, permitting expectation, total capital expenditures for mine construction, evaluation of preliminary sampling, tonnage and grade estimates, projected mine expenditures, projected exploration expenditures, projected revenues, potential to expand resources or reserves, budget and capital requirement estimates and plans for expansion, second stage construction of the leach pad in relation to the Pan Project, projected working capital needs and potential outcomes of negotiations with our lender. The forward-looking statements in this Item 8.01 are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results, modelling, engineering and other analysis; risk of inaccurate estimation of gold resources and reserves; inability to meet debt covenants and obligations; the possibility that the estimated recovery rates and grades may not be achieved as modelled or projected; the possibility that capital and operating costs may be higher than currently estimated and may render operations uneconomic; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; inherent, unanticipated and unknown risks associated with startup and commissioning of the ADR plant and production activities; the possibility that required permits may not be obtained on a timely manner or at all; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, you should not attribute undue certainty to or place undue reliance on forward-looking statements.

Item 9.01. Exhibits.

Exhibit	Description

99.1*	Investor Presentation

99.2*	Press Release
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* The foregoing exhibits relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: March 5, 2015	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1*	Investor Presentation

99.2*	Press Release
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* The foregoing exhibits relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.